   As filed with the Securities and Exchange Commission on January 27, 1997
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          -------------------------

                           WILD OATS MARKETS, INC.
            (Exact name of registrant as specified in its charter)

                           -------------------------

        Delaware                                                                 84-1100630
(State of Incorporation)                                            (I.R.S. Employer Identification No.)

                           -------------------------

                                 1645 Broadway
                            Boulder, Colorado 80302
                                 (303) 440-5220
         (Address and telephone number of principal executive offices)

                           -------------------------

                           1996 EQUITY INCENTIVE PLAN
                             1993 STOCK OPTION PLAN
                             1991 STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                              Michael C. Gilliland
                            Chief Executive Officer
                            Wild Oats Markets, Inc.
                                 1645 Broadway
                            Boulder, Colorado 80302
                                 (303) 440-5220
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
                           James C.T. Linfield, Esq.
                             Carrie L. Schiff, Esq.
                               Cooley Godward LLP
                             2595 Canyon Boulevard
                                   Suite 250
                            Boulder, Colorado 80302
                                 (303) 546-4000

                           -------------------------

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
           REGISTERED              REGISTERED            SHARE (1)                PRICE(1)          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Stock Options and Common
 Stock (par value $.001)            951,123                  $    15.74     $    14,970,446                  $4,537
====================================================================================================================



(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), for shares subject to options and stock previously granted under the Registrant's 1996 Equity Incentive Plan, 1993 Stock Option Plan and 1991 Stock Option Plan and (b) the Nasdaq National Market closing price, pursuant to Rule 457(h) of the Act, of the Registrant's Common Stock on January 23, 1997, for shares subject to options granted under the 1996 Stock Option Plan and the Employee Stock Purchase Plan. The following chart illustrates the calculation of the registration fee.

===============================================================================================================
 TYPE OF SHARES                        NUMBER OF SHARES   OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE
 Shares issuable pursuant to               233,758        $         16.87(a)           $         3,943,498
 options outstanding under the 1996
 Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to               341,532                  15.65(a)                     5,344,976
 options outstanding under the 1993
 Stock Option Plan
---------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to                74,147                  19.16(a)                     1,420,657
 options outstanding under the 1991
 Stock Option Plan
---------------------------------------------------------------------------------------------------------------
 Shares issuable upon exercise of          173,994                 14.125(b)                     2,457,665
 options available for grant under
 the 1996 Stock Option Plan
---------------------------------------------------------------------------------------------------------------
 Shares issuable upon exercise of          127,692                 14.125(b)                     1,803,650
 options available for grant under
 the Employee Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------
 Proposed Maximum Aggregate                                                            $        14,970,446
 Offering Price
---------------------------------------------------------------------------------------------------------------
 Registration Fee                                                                      $             4,537
===============================================================================================================


(a)  Weighted average exercise price.

(b) Based on the Nasdaq National Market closing price of the Registrant's Common Stock on January 23, 1997.

================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.




                                      2.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Wild Oats Markets, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's prospectus filed October 22, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By laws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.





                                      3.

                                    EXHIBITS

       EXHIBIT
        NUMBER        DESCRIPTION

            4.1*      Certificate of Incorporation.
            4.2*      Bylaws.
            4.3*      Specimen stock certificate.
            5.1       Opinion of Cooley Godward LLP.
           23.1       Consent of Price Waterhouse LLP.
           23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
           23.3       Consent of Deloitte & Touche LLP.
           99.1*      Registrant's 1996 Equity Incentive Plan.
           99.2*      Registrant's 1993 Stock Option Plan.
           99.3*      Registrant's 1991 Stock Option Plan.
           99.4*      Registrant's Employee Stock Purchase Plan.

-------------------------

*        Filed as an exhibit to the Form S-1 Registration Statement (No.
         333-11261), as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

         1.      The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                      4.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                      5.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on January 27, 1997.


                                     WILD OATS MARKETS, INC.



                                     By:   /s/ Michael C. Gilliland
                                         --------------------------------------
                                               Michael C. Gilliland
                                               Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Gilliland and Mary Beth Lewis, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 SIGNATURE                                 TITLE                                                  DATE

   /s/ Michael C. Gilliland                Chief Executive Officer and Director                   January 27, 1997
 ---------------------------------------     (Principal Executive Officer)
           Michael C. Gilliland


                                           President and Director
 ---------------------------------------
               S.M. Hassan


   /s/ Mary Beth Lewis                     Chief Financial Officer and Treasurer                  January 27, 1997
 ---------------------------------------     (Principal Financial and Accounting Officer)
             Mary Beth Lewis


   /s/ Elizabeth C. Cook                   Vice President, Secretary and Director                 January 27, 1997
 ---------------------------------------
            Elizabeth C. Cook


                                           Chairman of the Board
 ---------------------------------------
               John Shields

   /s/ David Chamberlain                   Vice Chairman of the Board                             January 27, 1997
 ---------------------------------------
            David Chamberlain


                                           Director
 ---------------------------------------
            Peter D. Behrendt


   /s/ Barnet M. Feinblum                  Director                                               January 27, 1997
 ---------------------------------------
            Barnet M. Feinblum


                                           Director
 ---------------------------------------
            David L. Ferguson


   /s/ M. Laird Koldyke                    Director                                               January 27, 1997
 ---------------------------------------
             M. Laird Koldyke


   /s/ James B. McElwee                    Director                                               January 27, 1997
 ---------------------------------------
             James B. McElwee


                                      7.

                                 EXHIBIT INDEX

          EXHIBIT
           NUMBER     DESCRIPTION
             4.1*     Certificate of Incorporation.
             4.2*     Bylaws.
             4.3*     Specimen stock certificate.
             5.1      Opinion of Cooley Godward LLP.
            23.1      Consent of Price Waterhouse LLP.
            23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
            23.3      Consent of Deloitte & Touche LLP.
            99.1*     Registrant's 1996 Equity Incentive Plan.
            99.2*     Registrant's 1993 Stock Option Plan.
            99.3*     Registrant's 1991 Stock Option Plan.
            99.4*     Registrant's Employee Stock Purchase Plan.

-------------------------

*        Filed as an exhibit to the Form S-1 Registration Statement (No.
         333-11261), as amended through the date hereof, and incorporated by reference.